UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 3, 2025, Interactive Strength Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission in connection with the Convertible Note Financing, as defined in Item 1.01. This Amendment No. 1 (the “Amendment”) to the Original 8-K amends the first paragraph of Item 1.01 and the Description of Warrants in Item 1.01 of the Original 8-K solely to clarify that the number of Warrants, as defined in Item 1.01, that were issued at the closing (the “Closing”) of the Convertible Note Financing was 674,274. This Amendment also clarifies that 8,973,030 Warrants will not be issued. Rather, in addition to the 674,274 Warrants that were issued at the Closing, the only warrants that will be issued in connection with the Convertible Note Financing are up to an aggregate of 2,697,097 Class A Incremental Common Warrants, as defined in Item 1.01, and up to an aggregate of 4,149,380 Class B Incremental Common Warrants, as defined in Item 1.01.

This Amendment also amends the Original 8-K to file a new form of Warrant as Exhibit 4.1 to clarify the number of Warrants issued at the Closing.

Accordingly, this Amendment consists only of the facing page, this explanatory note, the first paragraph of Item 1.01, the Description of Warrants, Exhibit 4.1 and the signature page. This Amendment should be read in conjunction with the Original Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Financing

On January 28, 2025, the Company entered into that certain securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”). Pursuant to the Purchase Agreement, the Company has agreed to sell, and the Investor has agreed to purchase, for approximately $2,925,000, (a) a senior secured convertible note issued by the Company (the “Note”) in the aggregate principal amount of $3,250,000, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (b) warrants (the “Warrants”) to purchase up to an aggregate of 674,274 shares of Common Stock, (c) Class A incremental warrants (the “Class A Incremental Warrants”) to purchase senior secured convertible notes (the “Class A Incremental Notes”) in the aggregate principal amount of $13,000,000 and warrants to purchase up to an aggregate of 2,697,097 shares of Common Stock (the “Class A Incremental Common Warrants”) and (d) Class B incremental warrants (the “Class B Incremental Warrants”) to purchase senior secured convertible notes (the “Class B Incremental Notes”) in the aggregate principal amount of $20,000,000 and warrants to purchase up to an aggregate of 4,149,380 shares of Common Stock (the “Class B Incremental Common Warrants”) (the “Convertible Note Financing”).

Description of the Warrants

The Company issued 674,274 Warrants at the Closing. The Warrants are exercisable for shares of Common Stock (the “Warrant Shares,” and collectively with the Note Conversion Shares, the “Note Conversion Securities”) at a price of $4.82 per share (the “Warrant Exercise Price”). The Warrants may be exercised during the period commencing January 28, 2025 and ending January 28, 2032. The Warrant Exercise Price is subject to customary adjustments for stock dividends, stock splits, issuances of additional shares of Common Stock and the like.

Pursuant to the terms of the Note and the Warrants, the Company shall not effect the conversion of any portion of the Note or exercise of the Warrants, to the extent that after giving effect to such conversion or exercise, as applicable, the Investor would beneficially own in excess of 4.99% (or, at the option of the Investor, 9.99%) of the shares of Common Stock outstanding immediately after giving effect to such conversion. Additionally, pursuant to the terms of the transaction documents, the Company is prohibited from issuing or selling shares of Common Stock to the Investor in excess of the 19.99% Exchange Cap (as defined in the Purchase Agreement), unless the Company obtains stockholder approval to do so, or unless sales of Common Stock are made at a price equal to or greater than the minimum price required by The Nasdaq Stock Market, such that the Exchange Cap limitation would not apply under applicable rules of The Nasdaq Stock Market.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, the form of which is filed as Exhibit 4.1 to this Amendment and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	March 7, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)